Exhibit 25

securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 361-2893

(Name, address and telephone number of agent for service)

BERRY PLASTICS CORPORATION

a wholly owned subsidiary of

Berry Plastics Group, Inc.

(Issuer with respect to the Securities)

Delaware	35-1814673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

101 Oakley Street Evansville, Indiana	47710
(Address of Principal Executive Offices)	(Zip Code)

6.00% Second Priority Senior Secured Notes due 2022

(Title of the Indenture Securities)

Table of Additional Registrant Guarantors

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of formation	I.R.S. Employer Identification No.
AeroCon, LLC	Delaware	35-1948748
Berry Plastics Acquisition Corporation V	Delaware	36-4509933
Berry Plastics Acquisition Corporation XI	Delaware	35-2184300
Berry Plastics Acquisition Corporation XII	Delaware	35-2184299
Berry Plastics Acquisition Corporation XIII	Delaware	35-2184298
Berry Plastics Acquisition Corporation XV, LLC	Delaware	35-2184293
Berry Plastics Acquisition LLC X	Delaware	35-2184301
Berry Plastics Design, LLC	Delaware	62-1689708
Berry Plastics Group, Inc.	Delaware	20-5234618
Berry Plastics Filmco, Inc.	Delaware	34-1848686
Berry Plastics IK, LLC	Delaware	42-1382173
Berry Plastics Opco, Inc.	Delaware	30-0120989
Berry Plastics SP, Inc.	Delaware	52-1444795
Berry Plastics Technical Services, Inc.	Delaware	57-1029638
Berry Sterling Corporation	Delaware	54-1749681
BPRex Brazil Holding Inc.	Delaware	34-1864772
BPRex Closure Systems, LLC	Delaware	27-4588544
BPRex Closures Kentucky Inc.	Delaware	56-2209554
BPRex Closures, LLC	Delaware	27-4579074
BPRex Delta Inc.	Delaware	71-0725503
BPRex Healthcare Brookville Inc.	Delaware	22-2784127
BPRex Healthcare Packaging Inc.	Delaware	20-1555450
BPRex Plastic Packaging Inc.	Delaware	34-1559354
BPRex Plastics Services Company Inc.	Delaware	62-1256003
BPRex Product Design and Engineering Inc.	Minnesota	41-0751022
BPRex Specialty Products Puerto Rico Inc.	New Jersey	66-0414062
Caplas LLC	Delaware	20-3888603
Caplas Neptune, LLC	Delaware	20-5557864
Captive Plastics Holdings, LLC	Delaware	20-1290475
Captive Plastics, LLC	Delaware	22-1890735
Cardinal Packaging, Inc.	Delaware	34-1396561
Covalence Specialty Adhesives LLC	Delaware	20-4104683
Covalence Specialty Coatings LLC	Delaware	20-4104683
CPI Holding Corporation	Delaware	34-1820303
Grafco Industries Limited Partnership	Maryland	52-1729327
Kerr Group, LLC	Delaware	95-0898810
Knight Plastics, LLC	Delaware	35-2056610
Packerware, LLC	Delaware	48-0759852
Pescor, Inc.	Delaware	74-3002028
Pliant Corporation International	Utah	87-0473075
Pliant, LLC	Delaware	43-2107725
Poly-Seal, LLC	Delaware	52-0892112
Prime Label & Screen Incorporated	Wisconsin	39-1741360
Rollpak Corporation	Delaware	35-1582626
Saffron Acquisition, LLC	Delaware	94-3293114
Seal for Life Industries, LLC	Delaware	46-1748055
Setco, LLC	Delaware	56-2374074
Sun Coast Industries, LLC	Delaware	59-1952968
Uniplast Holdings, LLC	Delaware	13-3999589
Uniplast U.S., Inc.	Delaware	04-3199066
Venture Packaging Midwest, Inc.	Delaware	34-1809003
Venture Packaging, Inc.	Delaware	51-0368479
AVINTIV Inc.	Delaware	27-4132779
AVINTIV Acquisition Corporation	Delaware	27-4133195
AVINTIV Specialty Materials, Inc.	Delaware	57-1003983
PGI Polymer, Inc.	Delaware	57-0962088
Chicopee, Inc.	Delaware	57-1013629
Fabrene, L.L.C.	Delaware	51-0319685
Dominion Textile (USA), L.L.C.	Delaware	13-2865428
PGI Europe, Inc.	Delaware	56-2154891
Fiberweb Geos, Inc.	Virginia	27-4528301
Fiberweb Holdings, Inc.	Delaware	20-5842445
Fiberweb, Inc.	South Carolina	20-5842445
Fiberweb Industrial Textiles Corporation	Delaware	20-5292500
Fiberweb USA Holdings, Inc.	Delaware	20-5842445
Fiberweb Washougal, Inc.	Delaware	62-1421310
Old Hickory Steamworks, LLC	Delaware	27-1393212
Pristine Brands Corporation	Delaware	62-1864653
Providencia USA, Inc.	North Carolina	26-3133752

All additional registrants have the following principal executive office:

c/o Berry Plastics Corporation
101 Oakley Street,
Evansville, Indiana 47710

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.***

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.***

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2015 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

***	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-210534 filed on April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 14th of April, 2016.

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 14, 2016

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2015

($000’s)

12/31/2015
Assets
Cash and Balances Due From	$11,116,460
Depository Institutions
Securities	105,221,515
Federal Funds	66,242
Loans & Lease Financing Receivables	259,137,459
Fixed Assets	4,356,531
Intangible Assets	13,140,000
Other Assets	24,420,027
Total Assets	$417,458,234

Liabilities
Deposits	$310,443,288
Fed Funds	1,617,316
Treasury Demand Notes	0
Trading Liabilities	989,983
Other Borrowed Money	46,198,790
Acceptances	0
Subordinated Notes and Debentures	3,150,000
Other Liabilities	12,012,892
Total Liabilities	$374,412,269

Equity
Common and Preferred Stock	18,200
Surplus	14,266,400
Undivided Profits	27,904,230
Minority Interest in Subsidiaries	857,135
Total Equity Capital	$43,045,965

Total Liabilities and Equity Capital	$417,458,234